Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-43842, 333-50810, 333-62330, 333-73366, 333-102064, 333-116196, 333-122906 and 333-128295) and Form S-8 (Nos. 333-146051, 333-140235, 333-78471, 333-78467, 333-78469, 333-78473, 333-50418, 333-50202, 333-65044, 333-102060, 333-111803, 333-125463 and 333-125464) of Bottomline Technologies, (de) Inc. of our report dated June 25, 2008, relating to the consolidated financial statements of Optio Software, Inc., which appear in this Form 8-K/A.

/s/  BDO Seidman, LLP
Atlanta, Georgia

June 25, 2008